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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 March 28, 2000
                        (Date of earliest event reported)

                       KINDER MORGAN ENERGY PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)




          DELAWARE                     1-11234                   76-0380342
(State or other jurisdiction         (Commission              (I.R.S. Employer
      of incorporation)              File Number)            Identification No.)



                            1301 McKinney, Suite 3400
                              Houston, Texas 77010
          (Address of principal executive offices, including zip code)


                                  713-844-9500
              (Registrant's telephone number, including area code)



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ITEM 5. OTHER EVENTS.

         On April 3, 2000, Kinder Morgan Energy Partners, L.P. issued 4,500,000 common units representing limited partner interests in an underwritten public offering. We received net proceeds of approximately $171 million from this offering, after paying underwriting discounts and commissions and offering expenses. We plan to use these proceeds to partially fund our acquisition of Shell CO2 Company expected to close in April 2000, to reduce borrowings under our commercial paper program and for other general partnership purposes.

          The underwriting agreement under which we sold the units is filed as an exhibit to this report. This exhibit is incorporated by reference into this description.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

                  The following material is filed as an exhibit to this Current Report on Form 8-K.

         Exhibit
         Number                             Description

         1.1 Underwriting Agreement dated as of March 28, 2000, among Kinder Morgan Energy Partners, L.P. and the underwriters named therein.



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                                S I G N A T U R E

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  KINDER MORGAN ENERGY PARTNERS, L.P.
                                  (A Delaware Limited Partnership)

                                  By: KINDER MORGAN G.P., INC.,
                                      its general partner


Dated: April 3, 2000              By: /s/ Joseph Listengart
                                     -------------------------------------------
                                          Joseph Listengart
                                          Vice President, General Counsel and
                                          Secretary



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                                  Exhibit Index

         Exhibit
         Number                             Description
         -------                            -----------
         1.1                                Underwriting Agreement dated as of
                                            March 28, 2000, among Kinder Morgan
                                            Energy Partners, L.P. and the
                                            underwriters named therein.



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